UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2023

Aravive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
(Address of principal executive offices)

(936) 355-1910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.

On November 17, 2022, Aravive, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A relating to the special meeting of the Company’s stockholders to be held on January 13, 2023 to, among other things, vote on a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $0.0001 per share (the “Common Stock”), from 100,000,000 to 250,000,000 (the “Increase in Number of Authorized Shares of Common Stock Proposal”). The Company subsequently filed, on November 30, 2022, a definitive Proxy Statement (the “Definitive Proxy Statement”) with respect to, among other things, the Increase in Number of Authorized Shares of Common Stock Proposal.

On November 10, 2022, the Company received a letter from a purported shareholder of the Company seeking to inspect the Company’s books and records pursuant to Section 220 of the Delaware General Corporation Law concerning the private placement transaction (the “Private Placement”) which closed on October 27, 2022, pursuant to which the Company entered into a securities purchase agreement with several institutional accredited investors, Eshelman Ventures, LLC, an entity wholly owned by Dr. Fredric N. Eshelman, the Executive Chairman of the Company’s Board of Directors and certain directors and officers of the Company, whereby the Company issued and sold (i) an aggregate of 29,308,612 shares (the “Shares”) of its Common Stock, (ii) with respect to certain Investors, in lieu of the Shares, pre-funded warrants to purchase up to an aggregate of 15,870,199 shares of Common Stock, and (iii) accompanying Series A warrants and Series B warrants to purchase up to an aggregate of 45,178,811 shares of Common Stock or Pre-Funded Warrants.

Subsequently, on December 2, 2022, the Company received a letter from a second purported shareholder of the Company seeking to inspect the Company’s books and records pursuant to Section 220 of the Delaware General Corporation Law concerning the Private Placement.

In discussions with counsel to the purported shareholders, counsel expressed their clients’ belief that the Company’s Proxy Statement omits material information with respect to the Increase in Number of Authorized Shares of Common Stock Proposal and demanding that the Company make additional and supplemental disclosures regarding the Private Placement.

The Company believes that the claims asserted by counsel to the purported shareholders are entirely without merit and that no further disclosure is required by applicable rule, statute, regulation or law beyond that already contained in the Definitive Proxy Statement. However, to preclude and avoid the cost and distraction of a potential lawsuit regarding the sufficiency of the disclosures in the Definitive Proxy Statement that may delay or otherwise adversely affect the approval of the Increase in Number of Authorized Shares of Common Stock Proposal, the Company has determined that it will voluntarily make certain supplemental disclosures to the Definitive Proxy Statement related to the Increase in Number of Authorized Shares of Common Stock Proposal set forth below (the “Supplemental Disclosures”). Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the Supplemental Disclosures set forth herein. To the contrary, the Company specifically denies that any additional disclosure was or is required.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

The Supplemental Disclosures should be read in conjunction with the Definitive Proxy, which should be read in its entirety and is available free of charge on the SEC’s website at www.sec.gov. Page number references below are to page numbers in the Definitive Proxy Statement, and capitalized terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. To the extent the information in the Supplemental Disclosures differs from or conflicts with the information contained in the Definitive Proxy Statement, the information set forth in the Supplemental Disclosures shall be deemed to supersede the respective information in the Definitive Proxy Statement. Bolded text shows text being added to a referenced disclosure in the Definitive Proxy Statement. Bolded strikethrough text shows text being deleted from a referenced disclosure in the Definitive Proxy Statement.

The disclosure on page 9 of the Definitive Proxy Statement is hereby supplemented by amending and restating the first paragraph of the section “The Private Placement” as follows:

The Private Placement

On October 27, 2022, we closed a private placement priced at-the-market consistent with the rules of the Nasdaq Stock Market LLC (the “Private Placement”) pursuant to which we entered into a securities purchase agreement (the “Purchase Agreement”) on October 24, 2022 with several institutional accredited investors (the “Investors”), Eshelman Ventures, LLC, an entity wholly owned by Dr. Fredric N. Eshelman, the Executive Chairman of the Company’s Board of Directors (“Eshelman Ventures”) and certain directors and officers of the Company (collectively, the “Purchasers”), whereby we issued and sold (i) an aggregate of 29,308,612 shares (the “Shares”) of our Common Stock, (ii) with respect to certain Investors, in lieu of the Shares, pre-funded warrants to purchase up to an aggregate of 15,870,199 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) accompanying Series A warrants (the “Series A Warrants”) and Series B warrants (the “Series B Warrants”, together with the Series A Warrants, the “Warrants”) to purchase up to an aggregate of 45,178,811 shares of Common Stock or Pre-Funded Warrants. The combined purchase price of each Share and accompanying Warrants was $0.9199. The combined purchase price of each Pre-Funded Warrant and accompanying Warrants was $0.9198, which is equal to the Investor’s combined purchase price per Share and accompanying Warrants, minus the per share exercise price of each Pre-Funded Warrant of $0.0001. The Company’s stock price closed at $0.795 per share on October 24, 2022. The Pre-Funded Warrants were offered only to the Investors. The per share exercise price of the Warrants is $0.7949.

The disclosure on pages 11-12 of the Definitive Proxy Statement is hereby supplemented by amending and restating the section “Background” as follows:

Background

To date, we have not generated any revenue from commercial sales of any of our product candidates. Since our inception, we have financed our operations through private placements of our equity securities, public offerings of our common stock, debt financing, grant proceeds, sales of common stock through our at the market offering facility as well as payments received from license agreements. Since inception, we have incurred net losses and negative cash flows from operations. At June 30, 2022, we had an accumulated deficit of approximately $571.3 million and working capital of $29.8 million and at September 30, 2022, we had an accumulated deficit of approximately $587.0 million and working capital of $14.1 million. We expect to continue to incur losses from costs related to the development of batiraxcept and related administrative activities for the foreseeable future. These factors raised substantial doubt about our ability to continue as a going concern. As of June 30, 2022, we had a cash and cash equivalents balance of $46.8 million which decreased to $27.9 million as of September 30, 2022 consisting of cash and investments in highly liquid U.S. money market funds, which was not sufficient to sustain our operations into the first quarter of 2023. We state in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 that we will need to obtain additional financing in order to advance our clinical development program to later stages of development, build out our pipeline and fund operations for the foreseeable future and we will continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing.

On July 5, 2022, the Board held an in person meeting and discussed its financing needs and various financing alternatives that were provided during preliminary discussions with investment bankers and also discussed recent expressed interest by Investor A, one of the Investors, in a potential investment in the corporation. Because it was anticipated that an investment by Dr. Eshelman may be necessary to meet financing needs and be required by a third party investor, the Board formed a special committee of the Board (the “Special Committee”). The Special Committee was comprised of independent directors, who at the time of formation of the Special Committee, did not have an interest in the potential financing of the Company, Amato Giaccia, Sigurd Kirk and Michael Rogers, and was delegated authority to negotiate terms of a financing transaction and to recommend to the full Board any financing transaction approved by the Special Committee. The Board was further prohibited from entering in a transaction not recommended by the Special Committee.

On July 20, 2022, the Special Committee met to discuss financing needs, including the recent interest in an investment by Investor A as well as the potential retention of MTS Securities, LLC (“MTS”) as a financial advisor. In response to Investors A’s request to provide terms, the Special Committee determined, following a recommendation from Dr. McIntyre and Mr. Howard, to approach Investor A with proposed financing terms that included a PIPE or an above market registered direct offering and no warrant coverage. The Special Committee further determined, following a recommendation from Dr. McIntyre and Mr. Howard, that if such financing terms were not agreed by Investor A that the corporation would engage MTS, on behalf of the Special Committee, as financial advisor to assist in negotiating a potential financing.

On July 28, 2022, MTS was retained to act as an exclusive financial advisor with respect to the potential financing. Following the retention of MTS, management and MTS engaged in conversations with Investor A.

On August 10, 2022, the Special Committee met with Dr. McIntyre and Mr. Howard who provided an update regarding discussions with MTS and Investor A, noting that MTS did not believe that Investor A would be interested in a financing without 100% warrant coverage.

On August 23, 2022, MTS reviewed with the Special Committee its recent conversations with Investor A and its requirement that there be a specified minimum amount raised in the offering (which would require an investment by Dr. Eshelman) –in order for Investor A to invest and its requirements as to warrant coverage. MTS discussed recent PIPE transactions and registered direct offerings as well as market conditions noting that few financings were being consummated and that almost all financings involved at least 100% warrant coverage. The Special Committee directed MTS to propose an above market financing to Investor A with 40% warrant coverage.

On September 1, 2022, the Special Committee met and received an update from Mr. Howard on recent discussions between MTS, management and Investor A, including the terms being required by Investor A, which included 100% warrant coverage, with a warrant for 50% coverage having a term of 18-months exercisable at 125% of the purchase price or a 25% premium to market and a warrant for 50% coverage having a term of 30-months ~~with both warrants having an exercise price~~ exercisable at a 100% premium to the ~~market~~ purchase price, and the requirement that Investor A be entitled to appoint a director to the board. In addition, Investor A required a minimum offering size of which Investor A would only finance up to a maximum of 33.3%, and would require participation in the financing by Dr. Eshelman. MTS provided a warrant analysis that reflected feedback received from Investor A on August 31, 2022. The Special Committee discussed the benefits of having additional fundamental investors such as Investor A. The Special Committee directed ~~MTS and Company management~~ Mr. Howard to continue to negotiate with Investor A to obtain more favorable terms for the Company.

On September 12, 2022, MTS forwarded a term sheet provided by Investor A together with certain deal documents. On September 15, 2022, MTS forwarded a revised term sheet that had been provided by Investor A together with certain deal documents. The Special Committee met again on September 15, 2022 ~~and~~. At the meeting, Mr. Howard updated the Committee regarding the recent revisions to the term sheet with Investor A. The Special Committee asked questions of Mr. Howard, discussed proposed terms by Investor A, and approved of the execution of a non-binding term sheet with Investor A which included the sale of common stock or a pre-funded warrant together with 100% warrant coverage (50% coverage for a short term warrant exercisable at market price and 50% coverage for a longer term warrant exercisable at a 50% premium to market) priced at market based upon the Nasdaq rules, Investor A and Eshelman Ventures each investing approximately one third of the financing amount and other investors investing one third of the financing amount, preemptive rights for Investor A, a board observer right for Investor A and board seat for Investor A. On September 23, 2022, at its planned quarterly meeting, management reviewed with the Board the proposed deal terms and our cash needs. On September 23, 2022, the Special Committee met again and discussed in further detail the terms of the proposed financing.

Commencing September 21, 2022 until October 14, 2022, management had meetings with approximately ten potential investors that had been wall crossed, two of whom became Investors.

On the morning of October 13, 2022, the Special Committee met to discuss proposed terms of the financing presented by Investor A and indications of interest from other investors, which were based upon the expectation that Investor A would be a large investor in the financing. The Special Committee approved the terms of the financing and recommended that the Board approve the transaction which included a (i) a minimum financing amount of $40 million; (ii) shares of common stock to be issued at market price or pre-funded warrants and 100% warrant coverage; and (iii) 50% of warrants to expire the later of 15 months after issuance or one (1) month after public announcement by or on behalf of the Company of the publication of top line data from the Company’s Phase 3 trial of batiraxcept in platinum-resistant ovarian cancer to be issued at market price (exercise price to be market price with no premium) and 50% of warrants to be expire 30 months after issuance at market price (exercise price to be market price with no premium). At the October 13, 2022 meeting, after hearing the final terms of the financing, Dr. Giaccia indicated an interest in investing on these terms.

Later in the day on October 13, 2022, Dr. McIntyre sent an email to the members of the Board inquiring if any of the members of the Board was interested in investing in the financing. It was the belief of the Board members that insider participation would show confidence in the corporation. On October 13, 2022, Dr. Ho informed Dr. McIntyre of his interest in participating. On October 14, 2022, each of Dr. Giaccia and Mr. Zhang informed Dr. McIntyre of their intent to participate in the offering. On October 17, 2022, the Board~~, with~~ met to review the terms of the financing. Among other things, Mr. Howard described the negotiation that he and MTS had with Investor A, and noted that he believed, after extensive negotiation with Investor A, that the terms presented were the best terms available in light of the difficult market conditions and the Company’s financing needs. With Dr. Eshelman abstaining from voting, the Board approved the terms of a financing with Investor A upon recommendation of the Special Committee.

Negotiations regarding the transaction documents continued from October 13, 2022 until October 24, 2022.

On October 24, 2022, the Board met again to discuss Investor A’s demand for extensions to the expiration dates of the warrants which were tied to effecting an increase in the number of authorized shares of common stock. The Board, with the concurrence of the members of the Special Committee, with Dr. Eshelman abstaining from the vote, approved the financing terms.

The Special Committee and Board of Directors determined that the financing was in the best interests of the Company and its stockholders. In making this determination, the Special Committee and the Board of Directors considered certain factors including, without limitation, our need for capital, the cost of capital and the Company’s short-term and long-term goals.

Important Information About the Increase in Number of Authorized Shares of Common Stock Proposal and Where to Find It

A full description of the terms of the Increase in Number of Authorized Shares of Common Stock Proposal is provided in the Definitive Proxy Statement. The Company urges its investors, stockholders and other interested persons to read the Definitive Proxy Statement as well as other documents filed with the SEC because these documents will contain important information about the Company and the Increase in Number of Authorized Shares of Common Stock Proposal. The Definitive Proxy Statement was mailed on or about December 9, 2022 to Company stockholders of record as of the close of business on November 15, 2022. Stockholders are also able to obtain a copy of the Definitive Proxy Statement, and other documents filed with the SEC without charge, by directing a request to: Corporate Secretary, Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098. The Definitive Proxy Statement can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Increase in Number of Authorized Shares of Common Stock Proposal under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in the Company’s Definitive Proxy Statement, and is available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Corporate Secretary, Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2023	ARAVIVE, INC. (Registrant)

	By:	/s/ Gail McIntyre
	Name:	Gail McIntyre
	Title:	Chief Executive Officer